Exhibit 99.2

NEWAGE ANNOUNCES PRELIMINARY Q4 2020 RESULTS

- $90MM range of expected revenue reflective of accelerated growth

- Merger with ARIIX successfully on track, financial benefits accruing

DENVER, COLORADO, February 16, 2021 – NewAge, Inc. (Nasdaq: NBEV), the Colorado-based healthy products company intending to become the world’s leading social selling and distribution company today announced that it anticipates net revenue for the fourth quarter of 2020 to be in the $90 million dollar range, Gross Margin in the 64% – 68% range, with EBITDA to be around breakeven. The company will report its fourth quarter and full-year results on March 16, 2021.

Brent Willis, Chief Executive Officer of NewAge commented, “We are pleased that our anticipated fourth quarter revenue will be higher than we anticipated and significantly above expectations. We are seeing strong growth coming from our European and Americas regions and are also seeing renewed growth in Japan, our largest market. Our global sales force of independent brand partners continue to adapt to the new way of operating an e-commerce business from home, the new multifunctional hub. The convergence between NewAge and ARIIX is also beginning to deliver results and we are on track to achieve our committed cost synergies and deliver positive EBITDA in 2021 as our growth and cost savings translate to positive net income and free cash flow.”

On November 16, 2020, NewAge closed its merger transaction with ARIIX and began fully integrating and converging the two organizations. Accordingly, fourth quarter results for NewAge will include operating results for ARIIX from the November 16 close date forward.

NewAge, Inc will release its full fourth quarter and full year results before the market opens on Tuesday, March 16. The management team will host a conference call with investors at 8:30am ET that same morning. The webcast of the conference call will be broadcast live and available on the investors section of our website at https://newagebev.com/en-us/our-story/investors.

About NewAge, Inc.

NewAge is a purpose-driven firm intending to become the world’s leading social selling and distribution company. Colorado-based NewAge commercializes a portfolio of organic and healthy products worldwide through primarily a direct route-to-market system. The company competes in three major category platforms including health and wellness, healthy appearance, and nutritional performance and leads a network of more than 400,000 exclusive independent distributors and brand partners around the world.

The Company operates the websites NewAge.com, Noninewage.com, Ariix.com, Mavie.com, Thelimucompany.com, Zennoa.com and a number of other individual brand websites.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made under the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s expectations regarding future results of operations, economic performance, financial condition, the acquisition of ARIIX, statements about the benefit of the ARIIX transaction, the combined financial expectations of NewAge and ARIIX and the extent and duration of COVID-19 on its business. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable, but there is no assurance they will prove to be accurate. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about NewAge please contact:

NewAge Investor Relations:

Riley Timmer

Vice President, Investor Relations

Tel: 1-801-870-8685

Riley_Timmer@NewAge.com

Investor Relations Counsel:

John Mills / Reed Anderson

ICR – Strategic Communications and Advisory

Tel: 1-646-277-1254/1-646-277-1260

NewAge@icrinc.com

NewAge Inc:

Brent D. Willis

Chief Executive Officer

Tel: 1-303-566-3031

Brent_Willis@NewAge.com